STAG INDUSTRIAL ANNOUNCES FIRST QUARTER
2021 RESULTS

Boston, MA — May 4, 2021 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended March 31, 2021.

“We recently celebrated our tenth anniversary as a public company,” said Ben Butcher, Chief Executive Officer of the Company. “Over that time, through the growth in our portfolio and our platform, we have established ourselves as one of the leaders of industrial real estate. There continues to be tremendous opportunity both within our portfolio and across the investable landscape, and we look forward to the continued execution of our business plan.”

First Quarter 2021 Highlights

•Reported $0.13 of net income per basic and diluted common share for the first quarter of 2021, compared to $0.42 of net income per basic and diluted common share for the first quarter of 2020. Reported $20.9 million of net income attributable to common stockholders for the first quarter of 2021, compared to net income attributable to common stockholders of $62.1 million for the first quarter of 2020.

•Achieved $0.49 of Core FFO per diluted share for the first quarter of 2021, an increase of 4.3% compared to first quarter 2020 Core FFO per diluted share of $0.47. Generated Core FFO of $79.8 million for the first quarter of 2021, compared to $70.6 million for the first quarter of 2020, an increase of 13.1%.

•Produced Cash NOI of $103.7 million for the first quarter of 2021, an increase of 10.6% compared to the first quarter of 2020 of $93.7 million.

•Produced Same Store Cash NOI of $89.2 million for the first quarter of 2021, an increase of 2.4% compared to the first quarter of 2020 of $87.0 million.

•Produced Cash Available for Distribution of $72.5 million for the first quarter of 2021, an increase of 29.5% compared to the first quarter of 2020 of $56.0 million.

•Acquired six buildings in the first quarter of 2021, consisting of 1.3 million square feet, for $100.2 million, with a Cash Capitalization Rate of 6.0% and a Straight-Line Capitalization Rate of 6.4%.

•Sold four buildings in the first quarter of 2021, consisting of 483,586 square feet for $25.2 million, resulting in a gain of $6.4 million.

•Achieved an Occupancy Rate of 97.0% on the total portfolio and 97.2% on the Operating Portfolio as of March 31, 2021.

•Commenced Operating Portfolio leases of 2.6 million square feet for the first quarter of 2021, resulting in a Cash Rent Change and Straight-Line Rent Change of 9.6% and 18.7%, respectively.

•Experienced 100.0% Retention for 2.3 million square feet of leases expiring in the quarter.

•Raised gross proceeds of $22.0 million of equity through the Company's at-the-market offering ("ATM") program for the first quarter of 2021.

•On February 5, 2021, upsized the unsecured revolver credit facility to $750 million and refinanced a $300 million term loan.

•On March 31, 2021, redeemed all $75 million of the outstanding 6.875% Series C Preferred Stock.

•Subsequent to quarter end, on May 3, 2021, promoted William R. Crooker to President, in addition to his positions as Chief Financial Officer and Treasurer.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Wednesday, May 5, 2021 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FIRST QUARTER 2021 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2021	2020	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$20,931	$62,072	(66.3)%
Net income per common share — basic	$0.13	$0.42	(69.0)%
Net income per common share — diluted	$0.13	$0.42	(69.0)%
Cash NOI	$103,678	$93,721	10.6%
Same Store Cash NOI (1)	$89,169	$87,040	2.4%
Adjusted EBITDAre	$94,449	$84,608	11.6%
Core FFO	$79,839	$70,620	13.1%
Core FFO per share / unit — basic	$0.49	$0.47	4.3%
Core FFO per share / unit — diluted	$0.49	$0.47	4.3%
Cash Available for Distribution	$72,458	$55,966	29.5%
 (1) The Same Store pool accounted for 86.3% of the total portfolio square footage as of March 31, 2021.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended March 31, 2021, the Company acquired six buildings for $100.2 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2021 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Omaha/Council Bluffs, NE-IA	1/21/2021	370,000	1	$24,922	4.4
Minneapolis/St Paul, MN	2/24/2021	80,655	1	10,174	9.9
Long Island, NY	2/25/2021	64,224	1	8,516	9.4
Sacramento, CA	2/25/2021	267,284	1	25,917	4.9
Little Rock/N Little Rock	3/1/2021	300,160	1	24,317	15.0
Cleveland, OH	3/18/2021	170,000	1	6,382	6.2
Total / weighted average		1,252,323	6	$100,228	7.9	6.0%	6.4%

The chart below details the 2021 acquisition activity and Pipeline through May 4, 2021:

2021 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	1,252,323	6	$100,228	7.9	6.0%	6.4%
Total / weighted average	1,252,323	6	$100,228	7.9	6.0%	6.4%

As of May 4, 2021
Pipeline	39.7 million	194	$3.5 billion

The chart below details the disposition activity for the three months ended March 31, 2021:

2021 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	483,586	4	$25,208
Total	483,586	4	$25,208

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended March 31, 2021:

FIRST QUARTER 2021 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	339,688	7.5	$3.90	$4.26	$2.13	$1.50	8.2%	21.3%
Renewal Leases	2,252,393	5.1	$4.45	$4.65	$0.69	$0.46	9.8%	18.4%	100.0%
Total / weighted average	2,592,081	5.4	$4.38	$4.60	$0.88	$0.60	9.6%	18.7%

Additionally, for the three months ended March 31, 2021, leases commenced totaling 106,200 square feet related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

Capital Market Activity

The chart below details the ATM program activity for the three months ended March 31, 2021:

2021 ATM ACTIVITY

Equity	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	680,276	$32.35	$22,005	$21,785
Total / weighted average	680,276	$32.35	$22,005	$21,785

Subsequent to March 31, 2021, the Company sold 602,316 shares under the ATM common stock offering program at a price of $34.24 per share, or $20.6 million, and $33.90 per share net of sales agent fees. In addition, on April 5, 2021, the Company sold 1,446,760 shares on a forward basis under the ATM common stock offering program at a price of $34.56 per share, or $50.0 million, and $34.21 per share net of sales agent fees. The Company does not initially receive any proceeds from the sale of shares on a forward basis. The Company may elect to cash settle or net share settle the forward sale agreement at any time through the scheduled maturity date of April 5, 2022.

As of March 31, 2021, net debt to annualized Run Rate Adjusted EBITDAre was 4.8x and Liquidity was $533.0 million.

On February 5, 2021, refinanced a $300 million unsecured term loan previously set to mature in April 2021. The refinanced term loan bears a current interest rate of LIBOR plus a spread of 1.00%, a 50 basis point spread reduction from the previous term loan, and matures on February 5, 2026. As of March 31, 2021, one-month LIBOR for the refinanced term loan was swapped to a fixed rate of 0.28%. The Company entered into three new interest rate swaps to fix the interest rate on the refinanced term loan, which will bear a fixed interest rate of 1.94% inclusive of these swaps effective April 18, 2023.

On February 5, 2021, increased the capacity of the Company's Unsecured Credit Facility from $500 million to $750 million at the same pricing, maturity, and terms as the existing facility.

On March 31, 2021, redeemed all $75 million of the outstanding 6.875% Series C Preferred Stock.

Executive Management Activity

On May 3, 2021, the Board of Directors appointed William R. Crooker to the position of President, in addition to his current positions as Chief Financial Officer and Treasurer.

Conference Call

The Company will host a conference call tomorrow, Wednesday, May 5, 2021, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13718101.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2021	December 31, 2020
Assets
Rental Property:
Land	$500,947	$492,783
Buildings and improvements, net of accumulated depreciation of $524,965 and $495,348, respectively	3,565,366	3,532,608
Deferred leasing intangibles, net of accumulated amortization of $264,103 and $258,005, respectively	490,532	499,802
Total rental property, net	4,556,845	4,525,193
Cash and cash equivalents	18,579	15,666
Restricted cash	3,738	4,673
Tenant accounts receivable	79,956	77,796
Prepaid expenses and other assets	44,841	43,471
Interest rate swaps	3,592	—
Operating lease right-of-use assets	25,016	25,403
Assets held for sale, net	—	444
Total assets	$4,732,567	$4,692,646
Liabilities and Equity
Liabilities:
Unsecured credit facility	$233,000	$107,000
Unsecured term loans, net	970,572	971,111
Unsecured notes, net	573,377	573,281
Mortgage notes, net	56,341	51,898
Accounts payable, accrued expenses and other liabilities	60,600	69,765
Interest rate swaps	32,106	40,656
Tenant prepaid rent and security deposits	27,522	27,844
Dividends and distributions payable	19,657	19,379
Deferred leasing intangibles, net of accumulated amortization of $16,105 and $15,759, respectively	33,559	32,762
Operating lease liabilities	27,717	27,898
Total liabilities	2,034,451	1,921,594
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at March 31, 2021 and December 31, 2020,
Series C, -0- and 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	75,000
Common stock, par value $0.01 per share, 300,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively, 159,082,448 and 158,209,823 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,591	1,582
Additional paid-in capital	3,443,787	3,421,721
Cumulative dividends in excess of earnings	(778,727)	(742,071)
Accumulated other comprehensive loss	(28,143)	(40,025)
Total stockholders’ equity	2,638,508	2,716,207
Noncontrolling interest	59,608	54,845
Total equity	2,698,116	2,771,052
Total liabilities and equity	$4,732,567	$4,692,646

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2021	2020
Revenue
Rental income	$133,825	$118,339
Other income	170	209
Total revenue	133,995	118,548
Expenses
Property	27,002	21,947
General and administrative	12,790	10,373
Depreciation and amortization	58,407	52,688
Other expenses	852	476
Total expenses	99,051	85,484
Other income (expense)
Interest and other income	32	79
Interest expense	(15,358)	(14,864)
Debt extinguishment and modification expenses	(679)	—
Gain on the sales of rental property, net	6,409	46,759
Total other income (expense)	(9,596)	31,974
Net income	$25,348	$65,038
Less: income attributable to noncontrolling interest after preferred stock dividends	473	1,598
Net income attributable to STAG Industrial, Inc.	$24,875	$63,440
Less: preferred stock dividends	1,289	1,289
Less: redemption of preferred stock	2,582	—
Less: amount allocated to participating securities	73	79
Net income attributable to common stockholders	$20,931	$62,072
Weighted average common shares outstanding — basic	158,430	147,570
Weighted average common shares outstanding — diluted	159,126	147,656
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.13	$0.42
Net income per share attributable to common stockholders — diluted	$0.13	$0.42

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2021	2020
NET OPERATING INCOME RECONCILIATION
Net income	$25,348	$65,038
General and administrative	12,790	10,373
Transaction costs	20	51
Depreciation and amortization	58,407	52,688
Interest and other income	(32)	(79)
Interest expense	15,358	14,864
Debt extinguishment and modification expenses	679	—
Other expenses	832	425
Gain on the sales of rental property, net	(6,409)	(46,759)
Net operating income	$106,993	$96,601

Net operating income	$106,993	$96,601
Straight-line rent adjustments, net	(5,847)	(4,985)
Straight-line termination, solar and other income adjustments, net	1,058	1,121
Amortization of above and below market leases, net	1,474	984
Cash net operating income	$103,678	$93,721

Cash net operating income	$103,678
Cash NOI from acquisitions' and dispositions' timing	826
Cash termination, solar and other income	(735)
Run Rate Cash NOI	$103,769

Same Store Portfolio NOI
Total NOI	$106,993	$96,601
Less: NOI non-same-store properties	(16,607)	(5,472)
Termination, solar and other adjustments, net	470	(61)
Same Store NOI	$90,856	$91,068
Less: straight-line rent adjustments, net	(2,433)	(4,974)
Amortization of above and below market leases, net	746	946
Same Store Cash NOI	$89,169	$87,040

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$25,348	$65,038
Depreciation and amortization	58,407	52,688
Interest and other income	(32)	(79)
Interest expense	15,358	14,864
Gain on the sales of rental property, net	(6,409)	(46,759)
EBITDAre	$92,672	$85,752

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$92,672	$85,752
Straight-line rent adjustments, net	(5,734)	(4,970)
Amortization of above and below market leases, net	1,474	984
Non-cash compensation expense	4,615	2,852
Termination, solar and other income, net	323	(61)
Transaction costs	20	51
Non-recurring other expenses	400	—
Debt extinguishment and modification expenses	679	—
Adjusted EBITDAre	$94,449	$84,608

Adjusted EBITDAre	$94,449
Adjusted EBITDAre from acquisitions' and dispositions' timing	826
Run Rate Adjusted EBITDAre	$95,275

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2021	2020
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$25,348	$65,038
Rental property depreciation and amortization	58,339	52,617
Gain on the sales of rental property, net	(6,409)	(46,759)
Funds from operations	$77,278	$70,896
Preferred stock dividends	(1,289)	(1,289)
Redemption of preferred stock	(2,582)	—
Amount allocated to restricted shares of common stock and unvested units	(237)	(221)
Funds from operations attributable to common stockholders and unit holders	$73,170	$69,386

Funds from operations attributable to common stockholders and unit holders	$73,170	$69,386
Amortization of above and below market leases, net	1,474	984
Transaction costs	20	51
Non-recurring dead deal costs	412	199
Debt extinguishment and modification expenses	679	—
Redemption of preferred stock	2,582	—
Retirement plan adoption	1,502	—
Core funds from operations	$79,839	$70,620

Weighted average common shares and units
Weighted average common shares outstanding	158,430	147,570
Weighted average units outstanding	3,132	3,411
Weighted average common shares and units - basic	161,562	150,981
Dilutive shares	696	86
Weighted average common shares, units, and other dilutive shares - diluted	162,258	151,067
Core funds from operations per share / unit - basic	$0.49	$0.47
Core funds from operations per share / unit - diluted	$0.49	$0.47

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$79,839	$70,620
Non-rental property depreciation and amortization	68	71
Straight-line rent adjustments, net	(5,734)	(4,970)
Straight-line termination, solar and other income adjustments, net	1,058	1,121
Recurring capital expenditures	(5)	(319)
Non-recurring capital expenditures	(3,817)	(7,458)
Capital expenditures reimbursed by tenants	(368)	(2,787)
New lease commissions and tenant improvements	(1,704)	(3,180)
Renewal lease commissions and tenant improvements	(1,981)	(660)
Non-cash portion of interest expense	487	676
Non-cash compensation expense	4,615	2,852
Cash available for distribution	$72,458	$55,966

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, recurring and non-recurring capital expenditures, and leasing commissions and tenant improvements.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, solar income, revenue associated with one-time tenant reimbursements of capital expenditures, straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes transaction costs, amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, transaction costs, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company or capital expenditures reimbursed by tenants in lump sum and Acquisition Capital Expenditures are excluded.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. Same Store GAAP NOI and Same Store Cash NOI exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date;
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.